Exhibit 5.1

OPINION OF ALSTON & BIRD LLP.

ALSTON & BIRD LLP
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Atlanta, GA 30309-3424

404-881-7000
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www.alston.com

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October 23, 2015
LHC Group, Inc.
901 Hugh Wallis Road South
Lafayette, Louisiana 70508

Re:	Registration Statement on Form S-3 (No. 333-___________)

Ladies and Gentlemen:

We have acted as counsel to LHC Group, Inc., a Delaware corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities (the “Registered Securities”): (i) shares of common stock, par value $0.01 per share of the Company (“Common Stock”); (ii) shares of preferred stock, par value $0.01 per share of the Company (“Preferred Stock”); (iii) debt securities of the Company (the “Debt Securities”); (iv) warrants to purchase any of the securities described in clauses (i), (ii) and (iii) (collectively, the “Warrants”); (v) rights to purchase any of the securities described in clauses (i), (ii), and (iii) (collectively, the “Rights”) and (vi) units comprised of one or more of the other securities that the Company may offer under the Prospectus, in any combination (the “Units”).

Each series of Debt Securities will be issued pursuant to an indenture, the form of which is filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Indenture”) relating to Debt Securities between the Company and a trustee (the “Trustee”) to be entered into at or before the time of such offering. Each Warrant will be issued pursuant to a warrant agreement substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Warrant Agreement”). Each series of Rights will be issued pursuant to separate rights agreements substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Rights Agreement”). Each Unit will be issued pursuant to a unit agreement substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Unit Agreement”).
We have examined the Certificate of Incorporation of the Company; the Bylaws of the Company; records of proceedings of the Board of Directors of the Company; the proposed forms of the Indenture; and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.
As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth.

Our opinions set forth below are limited to the General Corporation Law of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and, solely with respect to whether or not the Debt Securities, Warrants, Rights or Units are the valid and binding obligations of the Company, the laws of the State of New York. We do not express any opinion herein concerning any other laws. Our opinions set forth in paragraphs 3, 4, 5 and 6 are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) an implied covenant of good faith and fair dealing.

This opinion letter is provided for your use solely in connection with the filing of the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs below. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.
When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Common Stock; (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (c) Common Stock has been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and; (d) certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law or, if uncertificated, valid book-entry notations have been made in the share register of the Company, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

2.
When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Secretary of State of the State of Delaware; (b) such certificate of designation has been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (d) Preferred Stock with terms so fixed has been duly issued and delivered by the Company against payment therefor in accordance with such corporate action; and (e) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law or, if uncertificated, valid book-entry notations have been made in the share register of the Company, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

3.
When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any series of the Debt Securities; (b) the Debt Securities have been issued in the form and containing the terms set forth in the Registration Statement, the Indentures and such corporate action; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; and (d) the Debt Securities have been authenticated by the Trustee and delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, then, upon the happening of such events, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.
When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants) and (b) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.
When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Rights Agreement (including a form of certificate evidencing the Rights) and (b) the Rights Agreements with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Rights Agreement and such corporate action, then, upon the happening of such events, such Rights Agreements will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.
When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Unit Agreement (including a form of certificate evidencing the Units) and (b) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Unit Agreement and such corporate action, then, upon the happening of such events, such Units will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:     /s/ J. Mark Ray
J. Mark Ray
A Partner